EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statements No. 33-20964, No. 33-24364, No. 33-41604, No. 33-52473, No. 33-54402 and No.
33-54404  on  Form  S-8,  in  Post-Effective  Amendment  No. 1 to Registration
Statement  No.  33-25581  on  Form  S-8  and  in  Registration  Statements No.
33-57659, No. 33-54529 and No. 333-12179 on Form S-3 of our report dated February 25, 1997 appearing in this Annual Report on Form 10-K of Weingarten Realty Investors for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in the Prospectus which is part of such Registration Statements on Form S-3.



DELOITTE & TOUCHE LLP

Houston, Texas
March 10, 1997


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